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                                                                  EXHIBIT 10.4



                          BARINGTON CAPITAL GROUP, L.P

                               888 Seventh Avenue
                            New York, New York 10019
                                 (212) 974-5700


                                _________, 1997


Objective Communications, Inc.
14100 Park Meadow Drive
Chantilly, VA  20151

Attention:  Steven A. Rogers
            Chairman and Chief Executive Officer


Gentlemen:

         This letter, when executed by the parties hereto, will constitute an agreement between Objective Communications, Inc. (the "Company") and Barington Capital Group, L.P. ("Barington"), pursuant to which the Company agrees to retain Barington and Barington agrees to be retained by the Company under the terms and conditions set forth below:

         1. The Company hereby retains Barington to perform consulting services related to corporate finance and other financial services matters, and Barington hereby accepts such retention, for a term commencing on the date hereof and ending on __________, 1999. In this regard, subject to the terms set forth below, Barington shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice.

         2. As compensation for the services described in paragraph 1 above, the Company shall pay to Barington (i) a fee of $80,000 (exclusive of any accountable out of pocket expenses) payable on the date hereof and (ii) a fee equal to five percent of the first one million dollars of the consideration paid or received by the Company (or any stockholder, subsidiary or affiliate) in any Transaction (as hereinafter defined), four percent of the next million dollars of consideration so paid or received, three percent of the next million dollars of consideration so paid or received, two percent of the next million dollars so paid or received and one percent of any consideration so paid or received in excess of four million dollars. Except as provided in the penultimate sentence of this Section 2, such fee shall be paid in cash or in the same form as the consideration received by the Company in the Transaction, if other than cash, at the closing of the Transaction to which it relates. The amount of consideration paid in a Transaction
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Objective Communcations, Inc.
_______________, 1997
Page 2


shall include, for purposes of calculating such fee, all forms of consideration paid by the Company or any subsidiary or affiliate, or received by the Company, its stockholders, or any subsidiary or affiliate of the Company, including, but not limited to, cash, stock or evidence of indebtedness, or any combination thereof. In addition, if within two years immediately following the termination or expiration of this Agreement, the Company consummates a Transaction with any party introduced by Barington to the Company prior to such termination or expiration, the Company shall pay to Barington a fee with respect to such Transaction calculated in accordance with this paragraph. Notwithstanding the foregoing, Barington shall not be entitled to receive a fee pursuant to this Section 2 for any Transaction which is identified, negotiated and consummated by the Company without the assistance or participation of Barington or any other investment banking firm or other intermediary. A "Transaction" shall mean any transaction in which the Company or any subsidiary or affiliate of the Company may be involved, including, but not limited to, mergers, acquisitions, joint ventures, sales of securities of the Company or its subsidiaries or affiliates or sales of all or substantially all of the assets of the Company or any subsidiary or affiliate of the Company, sales or other issuances of any securities in connection with an acquisition or disposition or other business combination transaction, to which the provisions of Section 5 do not apply.

         3. In addition, Barington shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or projects, if requested to do so by the Company, upon reasonable notice, and will undertake such evaluations and negotiations under prior written agreement as to additional compensation to be paid by the Company to Barington with respect to such evaluations and negotiations.

         4. All obligations of Barington contained herein shall be subject to Barington's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. Barington shall devote such time and effort to the performance of its duties hereunder as Barington shall determine is reasonably necessary for such performance. Barington may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to Barington all information relevant to the performance by Barington of its obligations under this Agreement, or particular projects as to which Barington is acting as advisor, which will permit Barington to know all facts material to the advice to be rendered, and all materials or information






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Objective Communcations, Inc.
_______________, 1997
Page 3


reasonably requested by Barington. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by Barington, and thus prevents or impedes Barington's performance hereunder, any inability of Barington to perform shall not be a breach of its obligations hereunder.

         5. For a period of three years from the date hereof, Barington shall have an irrevocable preferential right of first refusal to purchase for its account or to sell for the account of the Company or any subsidiary of or successor to the Company, any securities of the Company or any such subsidiary or successor of the Company which the Company, any such subsidiary or successor may seek to sell, whether pursuant to registration under the Securities Act of 1933, as amended (the "Act") or otherwise. The Company and any such subsidiary or successor will consult Barington with regard to any such offering and will offer Barington the opportunity to purchase or sell any such securities on terms not more favorable to the seller of such securities than it or he can secure elsewhere. If Barington fails to accept such offer within 20 business days after the mailing of a notice containing such offer by registered or overnight mail addressed to Barington, then Barington shall have no further claim or right with respect to the proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. Barington's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. Notwithstanding the foregoing, in the event that such offer relates to an underwritten public offering, private placement offering or offering pursuant to Section 144A of the Act (and the rules and regulations promulgated thereunder) of the Company's securities to be lead managed by an institutionally- based major bracket or large regional underwriting firm, the Company shall be deemed to have satisfied the right of first refusal contained herein if Barington is given the right to participate in such offering as a co-manager (right hand side) with at least 33% of the total economics and 33% of the allocation of such offering.

         6. Subject to Section 7, nothing contained in this Agreement shall limit or restrict the right of Barington or of any partner, employee, agent or representative of Barington, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Barington to render services of






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Objective Communcations, Inc.
_______________, 1997
Page 4


any kind to any other corporation, firm, individual or association.

         7. Barington will hold, and will use its commercially reasonable efforts to cause its officers, directors, employees, consultants, advisors, and agents to hold, in confidence any confidential information which the Company provides to Barington pursuant to this Agreement. Barington may disclose such information to its officers, directors, employees, consultants, advisors and agents, in connection with the services to be rendered as contemplated by this Agreement, so long as such persons are informed by Barington of the confidential nature of such information and are directed by Barington to treat such information confidentially in accordance herewith. Notwithstanding the foregoing, Barington shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which Barington had independent knowledge prior to disclosure to it by the Company; (iii) which comes into the possession of Barington in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Barington by governmental requirements. If Barington is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Barington shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

         8. Because Barington will be acting on your behalf, it is its practice to receive indemnification. A copy of Barington's standard indemnification provisions (the "Indemnification Provisions") is attached to this Agreement and is incorporated herein and made a part hereof.

         9. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         10. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.






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Objective Communcations, Inc.
_______________, 1997
Page 5



         11. This Agreement may not be terminated by the Company. This Agreement may be terminated by Barington at any time upon 30 days' written notice, without liability or continuing obligation to you or to us (except for any compensation earned by us up to the date of termination, including compensation to be paid subsequent to such termination), except as set forth in this Section 11. Neither termination nor completion of this assignment shall affect the provision of Section 2 hereof or the Indemnification Provisions which are incorporated herein, which shall remain operative and in full force and effect.

         12. Any notices hereunder shall be sent to the Company and to Barington at their respective addresses set forth above. Any notice shall be given by hand delivery, facsimile transmission or overnight delivery or courier service, against receipt therefor, and shall be deemed to have been given when received. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

         13. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

         14. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

         15. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and permitted assigns.






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Objective Communcations, Inc.
_______________, 1997
Page 6


         If you are in agreement with the foregoing, please execute two copies of this letter in the space provided below and return them to the undersigned.


                                  Yours truly,

                                  BARINGTON CAPITAL GROUP, L.P.

                                  By:      LNA CAPITAL CORP.,
                                           General Partner



                                  By:
                                     -------------------------------
                                     Marc Cooper, Executive Vice
                                       President



ACCEPTED AND AGREED
TO AS OF THE DATE FIRST
ABOVE WRITTEN:

Objective Communications, Inc.


By:
    --------------------------------
    Steven A. Rogers
    Chairman and Chief Executive Officer






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                           INDEMNIFICATION PROVISIONS


         Objective Communications, Inc. (the "Company") agrees to indemnify and hold harmless Barington Capital Group, L.P. ("Barington") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Barington is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Barington's acting for the Company, including, without limitation, any act or omission by Barington in connection with its acceptance of or the performance or non performance of its obligations under the Agreement, dated ___________, 1997, between the Company and Barington to which these indemnification provisions are attached and form a part (the "Agreement"), except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington's gross negligence or willful misconduct. The Company also agrees that Barington shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Barington under the Agreement, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Barington's gross negligence or willful misconduct.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Barington or the persons indemnified below in this sentence and shall extend to the following: Barington, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to Barington in these indemnification provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding or investigation is commenced, as to which Barington proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Barington to notify the Company shall not relieve the Company from its obligations hereunder. Barington shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Barington made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Barington, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to Barington of an unconditional release from all liability in respect of such claim. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Barington, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Barington, on the other hand, and also the relative fault of the Company, on the one hand, and Barington, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Barington shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Barington pursuant to the Agreement.

         Neither termination nor completion of the engagement of Barington referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.





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